As filed with the Securities and Exchange Commission on July 24, 2000
                                                      Registration No. 333-
                                                                           -----
   =========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------


                             INTERWORLD CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                      13-3818716
       (State or Other                                 (IRS Employer
       Jurisdiction of                              Identification Number)
       Incorporation or
        Organization)


                          395 HUDSON STREET, 6TH FLOOR
                            NEW YORK, NEW YORK 10014
                                 (212) 301-2500
                    (Address of Principal Executive Offices)

                               -------------------

                           2000 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                               -------------------

                                 JEREMY M. DAVIS
                      President and Chief Executive Officer
                             InterWorld Corporation
                          395 Hudson Street, 6th Floor
                            New York, New York 10014
                     (Name and Address of Agent for Service)

                                 (212) 301-2500
         (Telephone Number, Including Area Code, of Agent for Service)


                                 With a Copy to:

                              Paul V. Rogers, Esq.
                              Covington & Burling
                         1201 Pennsylvania Avenue, N.W.
                              Washington, DC 20004
                                 (202) 662-6000
                              -------------------

                         CALCULATION OF REGISTRATION FEE

===============================  =================  ================  ================  ==============
                                                       Proposed           Proposed
                                      Amount            Maximum           Maximum         Amount of
    Title of Each Class of             to be         Offering Price      Aggregate       Registration
  Securities to be Registered       Registered(1)      Per Share(2)   Offering Price(2)      Fee
-------------------------------  -----------------  ----------------  ----------------  --------------
Common Stock, par value
$0.01 per share ...............   5,891,181 shares       $24.25         $142,861,139       $37,715
===============================  =================  ================  ================  ==============

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Calculated in accordance with Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices per share of Common Stock on July 18, 2000, as reported by the Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:

(i) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on February 28, 2000;

(ii) Description of the Registrant's common stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 4, 1999; and

(iii) All reports filed by the Registrant with the Commission under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1999.

In addition, all documents and reports filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents or reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

The Delaware General Corporation Law and the Registrant's certificate of incorporation and bylaws limit the monetary liability of directors to the Registrant and its stockholders and provide for indemnification of officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Registrant has indemnification agreements with each of its directors and officers that provide for the maximum indemnification allowed by law. Reference is made to the form of Director Indemnification Agreement filed as Exhibit 10.3 to the Registrant's Registration Statement on Form S-1

(File No. 333-96245), and the certificate of incorporation and bylaws of the Registrant filed as Exhibits 3.1 and 3.2, respectively, to the Registrant's Registration Statement on Form S-1 (File No. 333-79879).

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

Exhibit
  No.                       Description
-------                     -----------
  4.1    Amended and Restated Certificate of Incorporation of the Registrant (1)
  4.2    Bylaws of the Registrant (1)
  4.3 Amended and Restated Registration Rights Agreement by and among the Registrant and certain of its stockholders (1)
  5.1    Opinion of Covington & Burling (3)
 23.1    Consent of PricewaterhouseCoopers LLP (3)
 23.2    Consent of Covington & Burling (included in Exhibit 5.1)
 24      Power of Attorney (included on signature page)
 99.1    2000 Equity Incentive Plan (2)

-----------------
(1)      Incorporated by reference to the Registrant's Registration Statement on
           Form S-1 (File No. 333-79879).
(2)      Incorporated by reference to the Registrant's Definitive Proxy
           Statement on Form DEFS14A (File No. 000-26925).
(3)      Filed herewith.

Item 9.    Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 24th day of July, 2000.

                                       INTERWORLD CORPORATION


                                       By: /s/ Jeremy M. Davis
                                           ------------------------------------
                                           Jeremy M. Davis
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

Each person whose signature appears below under the heading "Signature" constitutes and appoints Jeremy M. Davis and Douglas Maio, or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all Registration Statements on Form S-8 with respect to any securities to be offered and issued by InterWorld Corporation, a Delaware corporation (the "Registrant"), pursuant to any employee benefit plan (as such term is defined in the General Instructions to Form S-8) of the Registrant and any or all amendments to any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 24th day of July, 2000, by the following persons in the capacities indicated.

      Signature                          Title                         Date
      ---------                          -----                         ----

/s/ Jeremy M. Davis            President and                       July 24, 2000
----------------------------   Chief Executive Officer
Jeremy M. Davis                (principal executive officer)

/s/ Douglas Maio               Chief Financial Officer             July 24, 2000
----------------------------   (principal financial and
Douglas Maio                   accounting officer)

/s/ Michael J. Donahue         Chairman                            July 24, 2000
----------------------------
Michael J. Donahue

/s/ Kenneth G. Langone         Director                            July 24, 2000
----------------------------
Kenneth G. Langone

/s/ Yves Sisteron              Director                            July 24, 2000
----------------------------
Yves Sisteron

/s/ Jack Slevin                Director                            July 24, 2000
----------------------------
Jack Slevin

/s/ Russell West               Director                            July 24, 2000
----------------------------
Russell West

/s/ David Lonsdale             Director                            July 24, 2000
----------------------------
David Lonsdale

                                  EXHIBIT INDEX

Exhibit
  No.                        Description
-------                      -----------
  4.1    Amended and Restated Certificate of Incorporation of the Registrant (1)
  4.2    Bylaws of the Registrant (1)
  4.3 Amended and Restated Registration Rights Agreement by and among the Registrant and certain of its stockholders (1)
  5.1    Opinion of Covington & Burling (3)
 23.1    Consent of PricewaterhouseCoopers LLP (3)
 23.2    Consent of Covington & Burling (included in Exhibit 5.1)
 24      Power of Attorney (included on signature page)
 99.1    2000 Equity Incentive Plan (2)

--------------------
(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-79879).
(2) Incorporated by reference to the Registrant's Definitive Proxy Statement on Form DEFS14A (File No. 000-26925).
(3)    Filed herewith.

                                                                     EXHIBIT 5.1

                         OPINION OF COVINGTON & BURLING
                         ------------------------------

                                                                   July 24, 2000

InterWorld Corporation
395 Hudson Street, 6th Floor
New York, New York 10014

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 5,891,181 shares of common stock, par value $0.01 per share (the "Shares"), of InterWorld Corporation, a Delaware corporation (the "Company"), issuable upon the exercise of certain rights granted or to be granted pursuant to the 2000 Equity Incentive Plan (the "Plan"), we have reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and reserved for issuance pursuant to the Plan, and when the Shares have been duly issued and paid for upon the exercise of certain rights pursuant to the Plan, and assuming compliance with the Act, the Shares will be duly and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                       Very truly yours,

                                                       /s/ Covington & Burling
                                                       -------------------------
                                                       Covington & Burling

                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of InterWorld Corporation of our report dated February 7, 2000, relating to the financial statements of InterWorld Corporation as of and for the year ended December 31, 1999, which appears in the Form 10-K of InterWorld Corporation for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 7, 2000 relating to the financial statement schedule, which appears in such Form 10-K of InterWorld Corporation.


PricewaterhouseCoopers LLP

New York, New York
July 24, 2000